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                                                                    EXHIBIT 5.3




                       MICHIGAN CONSOLIDATED GAS COMPANY
                            (A MICHIGAN CORPORATION)

                              FIRST MORTGAGE BONDS


                             UNDERWRITING AGREEMENT


                                                                    May 15, 1997



MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
First Chicago Capital Markets, Inc.
  as Representatives of the several Underwriters
c/o Merrill Lynch & Co.
    Merrill Lynch, Pierce, Fenner & Smith
                Incorporated
North Tower
World Financial Center
New York, New York 10281-1209
Ladies and Gentlemen:

     Michigan Consolidated Gas Company, a Michigan corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other Underwriters named in
Schedule II hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch and First Chicago Capital Markets, Inc. are acting as representatives (in such capacity, the "Representatives"), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of $40,000,000 aggregate principal amount of its First Mortgage Bonds designated as 7.06% Secured Medium-Term Notes, Series B, due May 1, 2012 (the "Bonds"). The Bonds will be issued by the Company under its Indenture of Mortgage and Deed of Trust (the "Original Indenture") dated as of March 1, 1944, under which Citibank, N.A. and Robert T. Kirchner are now the trustees (the "Trustees"), as heretofore amended and supplemented by thirty-four supplemental indentures, including the Twenty-ninth Supplemental Indenture dated as of July 15, 1989 providing for the modification and restatement of the Original Indenture which became effective on April 1, 1994 and the Thirty-third Supplemental Indenture creating the series in which the Bonds are to be issued. The term "Indenture", as hereinafter used, means such Original Indenture, as so amended and supplemented. The Company proposes to sell to the Underwriters Bonds in the aggregate principal amount and with the terms specified in Schedule I hereto (the "Offered Bonds").

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     The Company understands that the Underwriters propose to make a public offering of the Offered Bonds as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333- 16285) covering the registration of the Bonds under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses, and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and the Company has filed such post-effective amendments thereto as may be required prior to the execution of this Agreement. Such registration statement, as so amended, has been declared effective by the Commission. Such registration statement, as so amended, including the exhibits and schedules thereto, if any, and the information, if any, deemed to be a part thereof pursuant to Rule 430A(b) of the 1933 Act Regulations (the "Rule 430A Information") or Rule 434(d) of the 1933 Act Regulations (the "Rule 434 Information"), is referred to herein as the "Registration Statement"; and the final prospectus and the prospectus supplement relating to the offering of the Offered Bonds, in the form first furnished to the Underwriters by the Company for use in connection with the offering of the Offered Bonds, are collectively referred to herein as the "Prospectus"; provided, however, that all references to the "Registration Statement" and the "Prospectus" shall be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), prior to the execution of this Agreement; provided, further, that if the Company files a registration statement with the Commission pursuant to Section 462(b) of the 1933 Act Regulations (the "Rule 462(b) Registration Statement"), then after such filing, all references to "Registration Statement" shall be deemed to include the Rule 462(b) Registration Statement; and provided, further, that if the Company elects to rely upon Rule 434 of the 1933 Act Regulations, then all references to "Prospectus" shall be deemed to include the final or preliminary prospectus and the applicable term sheet or abbreviated term sheet (the "Term Sheet"), as the case may be, in the form first furnished to the Underwriters by the Company in reliance upon Rule 434 of the 1933 Act Regulations, and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet.
A "preliminary prospectus" shall be deemed to refer to any prospectus used before the registration statement became effective and any prospectus that omitted, as applicable, the Rule 430A Information, the Rule 434 Information or other information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, that was used after such effectiveness and prior to the execution and delivery of this Agreement. For purposes of this Agreement, all references to the

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Registration Statement, any preliminary prospectus, the Prospectus or any Term
Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the electronically transmitted copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

     All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

     SECTION 1. Representations and Warranties.

     (a)  The Company represents and warrants to each Underwriter that:

          (i) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission.

          (ii) The Company meets the requirements for the use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act. At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto (including the filing of the Company's most recent Annual Report on Form 10-K with the Commission) became effective and at the Closing Date, the Registration Statement, any Rule 462 Registration Statement and any amendments or supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations") and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments and supplements thereto, at the time the Prospectus or any amendment or supplement was issued and at the Closing Date (as defined below), included or will include an untrue statement of a material fact or omitted or will omit to state a material





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fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Company elects to rely upon Rule 434 of the 1933 Act Regulations, the Company will comply with the requirements of Rule 434. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through Merrill Lynch expressly for use in the Registration Statement or the Prospectus.

          Each preliminary prospectus and prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied as so filed in all material respects with the 1933 Act Regulations and, if applicable, each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Offered Bonds will, at the time of such delivery, be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (iii) The documents incorporated or deemed to be incorporated by reference in the Registration Statement or the Prospectus, at the time they were or hereafter are filed or last amended, as the case may be, with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act, and the rules and regulations of Commission thereunder (the "1934 Act Regulations"), and at the time of filing or as of the time of any subsequent amendment, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading; and any additional documents deemed to be incorporated by reference in the Registration Statement or the Prospectus will, if and when such documents are filed with the Commission, or when amended, as appropriate, comply in all material respects to the requirements of the 1934 Act and the 1934 Act Regulations and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter through Merrill Lynch expressly for use in the Registration Statement or the Prospectus.

          (iv) The accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus are





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independent public accountants as required by the 1933 Act and the 1933 Act
Regulations.

          (v) The financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries as at the dates indicated and the results of their operations for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included or incorporated by reference in the Registration Statement and the Prospectus present fairly in accordance with GAAP the information required to be stated therein. The ratio of earnings to fixed charges included in the Prospectus has been calculated in compliance with Item 503(d) of Regulation S-K of the Commission. The selected financial information and the summary financial data included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement and the Prospectus.

          (vi) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as otherwise stated therein, (A) there has been no material adverse change and no development which could reasonably be expected to result in a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise (a "Material Adverse Effect"), whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those arising in the ordinary course of business, which are material with respect to the Company and its subsidiaries, considered as one enterprise, (C) except for regular dividends on the Company's common stock in amounts per share that are consistent with past practice or the applicable charter document or supplement thereto, respectively, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (vii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Michigan, with corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Prospectus and to enter into and perform its obligations under, or as contemplated under, this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required,





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whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a Material Adverse Effect.

          (viii) Each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Prospectus, and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a Material Adverse Effect. Except as otherwise stated in the Registration Statement and the Prospectus, all of the issued and outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, is fully paid and non-assessable and all such shares are owned by the Company, directly or through its subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of the subsidiaries was issued in violation of preemptive or other similar rights arising by operation of law, under the charter or by-laws of any subsidiary or under any agreement to which the Company or any subsidiary is a party, or otherwise.

          (ix) The Company has an authorized capitalization as set forth in the Prospectus; since the date indicated in the Prospectus there has been no change in the consolidated capitalization of the Company and its subsidiaries; and all of the issued and outstanding capital stock of the Company has been duly authorized and validly issued, is fully paid and non-assessable. None of such shares of capital stock were issued in violation of preemptive or other similar rights arising by operation of law, under the charter or by-laws of the Company or under any agreement to which the Company or any of its subsidiaries is a party, or otherwise.

          (x) The Company has good and marketable title to the properties specifically described in and conveyed by the Indenture (except such property as may have been disposed of or released from the lien thereof in accordance with the terms thereof) subject only to the lien of the Indenture, to permitted liens, as defined in the Indenture, as to property acquired by the Company subsequent to the execution of the Original Indenture, to any liens existing thereon or purchase money liens placed thereon at the time of such acquisition as permitted by the Indenture, and to certain other reservations, rights of grantors under revocable permits, easements, licenses, zoning





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laws and ordinances and restrictions and minor defects or irregularities of title which do not materially impair the use of the property affected thereby in the operation of the business of the Company; the Company and its subsidiaries have good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except the liens of the Indenture and such liens, encumbrances and defects as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries; the pipeline, distribution main and underground gas storage easements enjoyed by the Company and its subsidiaries are valid, subsisting and enforceable easements with such exceptions as are not material and do not interfere with the conduct of the business of the Company and its subsidiaries.

          (xi) The Offered Bonds have been duly authorized by the Company for issuance and sale pursuant to this Agreement and, at the Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the consideration therefor specified in this Agreement, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity) (the "Bankruptcy Exceptions"). The Offered Bonds will be in the form contemplated by, and entitled to the benefits of, the Indenture and will conform in all material respects to the description thereof contained in the Prospectus.

          (xii) The Indenture has been duly authorized, executed and delivered by the Company and qualified under the 1939 Act and constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions; the Indenture will conform in all material respects to the description thereof contained in the Prospectus.

          (xiii) The Indenture constitutes a legally valid and direct enforceable first mortgage lien, except as the same may be limited by the laws of the State of Michigan (where all of the property covered thereby is located) affecting the remedies for the enforcement of the security provided for therein, which laws





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do not make inadequate the remedies necessary for the realization of the benefits of such security, or as the same may be limited by the Bankruptcy Exceptions, upon substantially all of the Company's properties and franchises, now owned or hereafter acquired, free from all prior liens, charges or encumbrances, except as hereinbefore set forth in subparagraph (x) above, and, in the case of property hereafter acquired, any thereof existing at the time of acquisition.

          (xiv) Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, note, lease, loan or credit agreement or any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, or in violation of any applicable law, rule or regulation or any judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets, which violation or default would, singly or in the aggregate, have a Material Adverse Effect.

          (xv) The issuance and sale of the Offered Bonds, the compliance by the Company with all of the provisions of the Offered Bonds, the execution, delivery and performance by the Company of this Agreement, the Indenture and the Offered Bonds and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated hereby or thereby or in the Prospectus, and the consummation of the transactions contemplated herein and therein and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under or require the consent of any party under, or result in the creation or imposition of any lien on the properties or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, deed of trust, note, lease, agreement or other instrument to which the Company or any of its subsidiaries is a party or by which any of them may be bound, nor will such action result in any violation of the provisions of the charter or by-laws of the Company and its subsidiaries or any applicable law, rule or regulation or any judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets.

          (xvi) This Agreement has been duly authorized, executed and delivered by the Company.





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

          (xvii) There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending or to the knowledge of the Company threatened against or affecting the Company or any of its subsidiaries which is required to be disclosed in the Registration Statement and the Prospectus (other than as stated therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might be reasonably expected to materially and adversely affect the properties, assets or operations thereof or the consummation of this Agreement, the Indenture or the transactions contemplated herein or therein.
The aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective properties, assets or operations is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

          (xviii) No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors which may be expected to result in a Material Adverse Effect.

          (xix) There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein, or to be filed as exhibits thereto which have not been so described and/or filed as required.

          (xx) No filing with, or authorization, approval, consent, license, order, registration or qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Offered Bonds or the consummation of the transactions contemplated by this Agreement or the Indenture, except such as have been already obtained or as may be required under state or foreign securities or blue sky laws.

          (xxi) The Company and its subsidiaries possess all licenses, franchises, permits, certificates, authorizations, approvals, consents, orders and other operating rights from the Federal Energy Regulatory Commission, the State of Michigan and all governmental authorities or agencies necessary for the ownership or lease of the material properties owned or leased by each of them and for the operation of the business carried on by each of them, except where the failure to so comply would not, singly or in the aggregate, result in a Material Adverse Effect; all such licenses, franchises, permits, certificates,





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authorizations, approvals, consents and orders are in full force and effect and contain no unduly burdensome provisions that would interfere with the conduct of the business of the Company and its subsidiaries, considered as one enterprise and, except as otherwise set forth in the Registration Statement and the Prospectus, there are no legal or governmental proceedings pending or threatened that would result in a material modification, suspension or revocation thereof.

          (xxii) The Company is a "subsidiary company" of a "holding company" as such terms are defined in the Public Utility Holding Company Act of 1935 (the "1935 Act"), and such "holding company" and the Company are presently exempt from the provisions of the 1935 Act (except Section 9 thereof).

          (xxiii) None of Company or any of its subsidiaries is an "investment company" or under the "control" of an "investment company" as such terms are defined under the Investment Company Act of 1940, as amended (the "1940 Act").

          (xxiv) The Company has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "Cuba Act") or is exempt therefrom.

          (xxv) Immediately after the sale of the Offered Bonds by the Company hereunder, the aggregate amount of the Offered Bonds which shall have been issued and sold by the Company hereunder and of any debt securities of the Company (other than the Offered Bonds) that shall have been issued and sold pursuant to the Registration Statement will not exceed the amount of debt securities registered under the Registration Statement.

          (xxvi) None of the Company, its subsidiaries or any of their respective directors, officers or controlling persons, has taken, directly or indirectly, any action resulting in a violation of Regulation M under the 1934 Act, or designed to cause or result in, or that has constituted or that reasonably might be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Bonds.

          (xxvii) No "forward looking statement" (as defined in Rule 175 under the 1933 Act) contained in the Registration Statement, any preliminary prospectus or the Prospectus was made or reaffirmed without a reasonable basis or was disclosed other than in good faith.

     (b) Any certificate signed by any officer of the Company and delivered to the Representatives or to counsel for the Underwriters in connection with the offering of the Offered Bonds





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shall be deemed a representation and warranty by the Company to each
Underwriter as to the matters covered thereby.

     SECTION 2. Sale and Delivery to Underwriters; Closing.

     (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the purchase price set forth in Schedule I hereto, the respective principal amounts of the Offered Bonds set forth opposite the name of such Underwriter in Schedule II hereto, plus any additional principal amount of Offered Bonds which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

     (b) Payment of the purchase price for, and delivery of certificates for, the Offered Bonds shall be made at the office at the location specified in
Schedule I, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M., Eastern time, on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the "Closing Date").

          Payment shall be made to the Company by certified or official bank check or checks, or by wire transfer in the type of funds specified in Schedule I, payable to the order of the Company, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Offered Bonds to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Offered Bonds which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Offered Bonds to be purchased by any Underwriter whose check has not been received by the Closing Date, but such payment shall not relieve such Underwriter from its obligations hereunder.

     (c) Certificates for the Offered Bonds shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Date. The certificates for the Offered Bonds will be made available to for examination and packaging by the Representatives at the location specified in Schedule I hereto not later than 10:00 a.m., Eastern time, on the business day prior to the Closing Date.





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     SECTION 3. Covenants of the Company.  The Company covenants with each
Underwriter as follows:

     (a) Promptly following the execution of this Agreement, the Company will cause the Prospectus, including as a part thereof a prospectus supplement relating to the Offered Bonds to be filed with the Commission pursuant to Rule 424 of the 1933 Act Regulations and the Company will promptly advise the Representatives when such filing has been made. Prior to the filing, the Company will cooperate with the Representatives in the preparation of such prospectus supplement to assure that the Representatives have no reasonable objection to the form or content thereof when filed or mailed.

     (b) The Company, subject to Section 3(c), will comply with the requirements of Rule 434 of the 1933 Act Regulations if and as applicable, and will notify the Representatives immediately, and confirm the notice in writing,
(i) of the effectiveness of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Prospectus, (ii) the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or suspending the use of any preliminary prospectus, or the initiation of any proceedings for that purpose and (v) of the issuance by any state securities commission or other regulatory authority of any order suspending the qualification or the exemption from qualification of the Offered Bonds under state securities or Blue Sky laws or the initiation or threatening of any proceeding for such purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

     (c) The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment and any filing under Rule 462(b) of the 1933 Act Regulations), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise; will furnish the Representatives with copies of any such Rule 462(b) Registration Statement, Term Sheet, amendment, supplement or revision a reasonable amount of time prior to such proposed filing or use, as the case may be; and will not file any such Rule 462(b) Registration Statement, Term Sheet, amendment, supplement or revision to which the Representatives or counsel for the Underwriters shall object.

     (d) The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so





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

as to permit the completion of the distribution of the Offered Bonds as contemplated in this Agreement and in the Registration Statement and the Prospectus. If at any time when the Prospectus is required by the 1933 Act or the 1934 Act to be delivered in connection with sales of the Offered Bonds, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(c), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request.

     (e) The Company will make generally available to its security holders as soon as practicable, but not later than 45 days (or 90 days, in the case of a period that is also the Company's fiscal year) after the close of the period covered thereby, an earnings statement of the Company and its subsidiaries (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

     (f) The Company will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. If applicable, the copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (g) The Company will deliver to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. If applicable, the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (h) The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Offered Bonds for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as Merrill Lynch may designate; provided, however, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Offered Bonds have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for so long as may be required in connection with distribution of the Offered Bonds.

     (i) The Company will use the net proceeds received by it from the sale of the Offered Bonds in the manner specified in the Prospectus under "Use of Proceeds".

     (j) If, at the time that the Registration Statement became (or in the case of a post-effective amendment becomes) effective, any information shall have been omitted therefrom in reliance upon Rule 434 of the 1933 Act Regulations, then immediately following the execution of this Agreement, the Company will prepare, and file or transmit for filing with the Commission in accordance with such Rule 434 and Rule 424(b) of the 1933 Act Regulations, copies of an amended Prospectus, or Term Sheet, containing all information so omitted.

     (k) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) and pay the applicable fees in accordance with Rule 111 of the 1933 Act Regulations by the time confirmations are sent or given, as specified by Rule 462(b)(2).

     (l) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

     (m) During a period of fifteen days from the date of the Prospectus, the Company will not, without the prior written consent of Merrill Lynch, directly or indirectly, issue, sell, contract to sell, grant any option for the sale of, or otherwise transfer or dispose of any debt securities of the Company which mature more than one year after the Closing Date and which are substantially similar to the Offered Bonds, except for the offer by the Company of $15,000,000 aggregate principal amount of First Mortgage Bonds designated as Secured Medium-Notes, Series C, due May 1, 2017 and $30,000,000 aggregate principal amount of First Mortgage Bonds designated as Secured Medium-Term Notes, Series C, due May 1, 2007.

     (n) None of the Company, its subsidiaries or any of their respective directors, officers or controlling persons, will take, directly or indirectly, any action resulting in a violation of Regulation M under the 1934 Act, or designed to cause or result in, or that reasonably might be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Bonds.

     SECTION 4. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including, without limitation, expenses related to the following, if incurred: (i) the preparation, delivery, printing and filing of the Registration Statement and Prospectus as originally filed (including financial statements and exhibits) and of each amendment thereto; (ii) the printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters, the Indenture and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Offered Bonds; (iii) the preparation, issuance and delivery of the certificates for the Offered Bonds to the Underwriters; (iv) all costs, taxes and expenses incident to the issue and delivery of the Offered Bonds to the Underwriters; (v) the fees, expenses and disbursements of the Company's counsel, accountants and other advisors; (vi) the qualification of the Offered Bonds under securities laws in accordance with the provisions of Section 3(h), including filing fees and the fees, expenses and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey, any supplement thereto and any Legal Investment Survey; (vii) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, of each preliminary prospectus, any Term Sheet and of the Prospectus and any amendments or supplements thereto; (viii) the printing and delivery to the Underwriters of copies of the Blue Sky Survey, any supplement thereto and any Legal Investment Survey; (ix) the fees and expenses of the Trustees, including the fees, expenses and disbursements of counsel for the Trustees in connection with the Indenture and the Offered Bonds; and (x) any fees payable in connection with the rating of the Offered Bonds by nationally recognized statistical rating organizations.

          If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of its out-of-pocket expenses, including the reasonable fees, expenses and disbursements of LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel for the Underwriters.

     SECTION 5. Conditions of Underwriters' Obligation. The obligations of the several Underwriters to purchase and pay for the Offered Bonds pursuant to this Agreement are subject to the accuracy of the representations and warranties of the Company herein contained or in certificates of any officer of the Company or any subsidiary delivered pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the following further conditions:

     (a) The Registration Statement, including any Rule 462(b) Registration Statement, shall have become effective under the 1933 Act not later than 5:30 p.m., New York City time, on the date hereof, and on the date hereof and at the Closing Date, no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the satisfaction of counsel to the Underwriters. A prospectus containing information relating to the description of the Offered Bonds, the specific method of distribution and similar matters shall have been filed with the Commission in accordance with Rule 424(b)(1), (2), (3), (4) or (5), as applicable, or, if the Company has elected to rely upon Rule 434 of the 1933 Act Regulations, a Term Sheet including the Rule 434 Information shall have been filed with the Commission in accordance with Rule 424(b)(7).

     (b)  At the Closing Date, the Representatives shall have received:

          (1) The favorable opinion, dated as of the Closing Date, of Susan K. McNish, Vice President, General Counsel and Secretary of the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

               (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Michigan, with corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Prospectus and to enter into and perform its obligations under, or as contemplated under, this Agreement.

          (ii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not have a Material Adverse Effect.

          (iii) The Company has an authorized capitalization as set forth in the Prospectus, and all of the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and is fully paid and non-assessable. None of such shares of capital stock were issued in violation of preemptive or other similar rights arising by operation of law, under the charter or by-laws of the Company or under any agreement to which the Company or any of its subsidiaries is a party, or otherwise.

          (iv) Each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Prospectus, and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a Material Adverse Effect. Except as otherwise stated in the Registration Statement and the Prospectus, all of the issued and outstanding shares of capital stock of each such subsidiary of the Company has been duly authorized and validly issued, is fully paid and non-assessable and all such shares are owned by the Company, directly or through its subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

          (v) to the best of such counsel's knowledge, neither the Company nor any of its subsidiaries is in violation of its charter or by-laws and no default by the Company or any subsidiary exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, note, lease, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them may be bound, or to which any of the properties or assets of the Company or any of its subsidiaries is subject.

          (vi) The Company meets the registrant requirements for use of Form S-3 under the 1933 Act Regulations.

          (vii) The issuance and sale of the Offered Bonds, the compliance by the Company with all of the provisions of the Offered Bonds, the execution, delivery and performance by the Company of this Agreement, the Indenture and the Offered Bonds and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated hereby or thereby or in the Prospectus, and the consummation of the transactions contemplated herein and therein and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under or require the consent of any party under, or result in the creation or imposition of any lien on the properties or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, deed of trust, note, lease, agreement or other instrument to which the Company or any of its subsidiaries is a party or by which any of them may be bound, nor will such action result in any violation of the provisions of the charter or by-laws of the Company and its subsidiaries or any applicable law, rule or regulation or any judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets.

          (viii) No filing with, or authorization, approval, consent, license, order, registration or qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Offered Bonds or the consummation of the transactions contemplated by this Agreement or the Indenture, except such as have been already obtained or as may be required under state or foreign securities or blue sky laws.

          (ix) All descriptions in the Prospectus of contracts and other documents to which the Company or its subsidiaries are a party are accurate in all material respects; to the best of such counsel's knowledge and information, there are no franchises, contracts, indentures, mortgages, agreements, notes, leases or other instruments required to be described or referred to or incorporated by reference in the Registration Statement or to be filed as exhibits thereto other than those described or referred to or incorporated by reference therein or filed as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects; and no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, agreement, note, lease or other instrument so described, referred to, filed or incorporated by reference.

          (x) The Company and its subsidiaries possess all licenses, franchises, permits, certificates, authorizations, approvals, consents, orders and other operating rights from the Federal Energy Regulatory Commission, the State of Michigan and all governmental authorities or agencies necessary for the ownership or lease of the material properties owned or leased by each of them and for the operation of the business carried on by each of them, except where the failure to so comply would not, singly or in the aggregate, result in a Material Adverse Effect; all such licenses, franchises, permits, certificates, authorizations, approvals, consents and orders are in full force and effect and contain no unduly burdensome provisions that would interfere with the conduct of the business of the Company and its subsidiaries, considered as one enterprise and, except as otherwise set forth in the Registration Statement or the Prospectus, there are no legal or governmental proceedings pending or threatened that would result in a material modification, suspension or revocation thereof.

          (xi) To the best of such counsel's knowledge, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, pending or threatened against or affecting the Company or any of its subsidiaries which is required to be disclosed in the Registration Statement and the Prospectus (other than as stated therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might be reasonably expected to materially and adversely affect the properties, assets or operations thereof or the consummation of this Agreement, the Indenture or the transactions contemplated herein or therein.
The aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective properties, assets or operations is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

          (xii) The Company and its subsidiaries have good and marketable title to all personal property owned by them, free and clear of all liens, encumbrances and defects except the liens of the Indenture and such liens, encumbrances and defects as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

          (xiii) The information in the Prospectus under the captions "Summary," "The Company," "Capitalization at March 31, 1997," "Use of Proceeds," "Description of the Offered Bonds" and "Description of the New Bonds", to the extent that they involve matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by such counsel and is correct in all material respects.

          (xiv) The Offered Bonds and the Indenture conform in all material respects to the descriptions thereof contained in the Prospectus.

          (xv) The Registration Statement, including any Rule 462(b) Registration Statement, is effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated, to the best of such counsel's knowledge, or threatened by the Commission.

          (xvi) The Registration Statement, including any Rule 462(b) Registration Statement and the Prospectus, and each amendment or supplement thereto (other than the financial statements and the notes thereto, the financial schedules and any other financial data included or incorporated by reference therein, or the exhibits to the Registration Statement, including any Form T-1, as to which no opinion need be rendered), as of their respective effective or issue dates, or when amended, as appropriate, complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.